Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-197656) pertaining to the HCA Holdings, Inc. Employee Stock Purchase Plan,

(2)	Registration Statement (Form S-8 No. 333-172887) pertaining to the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated,

(3)	Registration Statement (Form S-8 No. 333-150714) pertaining to the 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates, and

(4)	Registration Statement (Form S-8 No. 333-237967) pertaining to the 2020 Stock Incentive Plan for Key Employees of HCA Healthcare, Inc. and its Affiliates

of our reports dated February 18, 2022, with respect to the consolidated financial statements of HCA Healthcare, Inc. and the effectiveness of internal control over financial reporting of HCA Healthcare, Inc., included in this Annual Report (Form 10-K) of HCA Healthcare, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Nashville, Tennessee
February 18, 2022